THE RBB FUND, INC. AND THE RBB FUND TRUST

(together, the “Fund”)

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND

SENIOR FINANCIAL OFFICERS

Each of the Boards of Directors/Trustees (collectively, the “Board”) of the Fund has adopted this Code of Ethics (the “Code”) for certain senior officers of the Fund to guide and remind such officers of their responsibilities to the Fund, and shareholders of the series of the Fund. Such officers are expected to act in accordance with the guidance and standards set forth in this Code.

I.	Covered Officers and Purpose of the Code

The Code applies to the Fund’s President, who is the Fund’s principal executive officer; the Chief Financial Officer, who is the Fund’s principal financial officer; and any persons performing similar functions on behalf of the Fund (the “Covered Officers,” each of whom are set forth in Exhibit A) for the purpose of promoting:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Fund*;

•	compliance with applicable laws and governmental rules and regulations;

•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.

Each Covered Officer is obligated to use his or her best efforts to promote the factors listed above, should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.	Ethical Handling of Actual and Apparent Conflicts of Interest

A.	Conflicts of Interest – General

1.	A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his or her service to, the Fund and its shareholders, including if a Covered Officer, or a member of his or her

*	If a Covered Person becomes aware that information filed with the SEC or made available to the public contains any false or misleading information or omits to disclose necessary information, he or she shall promptly report it to the Audit Committee.

family, receives improper personal benefits as a result of his or her position with the Fund.

2.	A conflict of interest generally arises if a Covered Officer, or a member of his or her family, directly or indirectly participates in any investment, interest, association, activity or relationship that may impair or appear to impair the Covered Officer’s objectivity.

B.	Scope

This Code does not, and is not intended to, repeat or replace the following programs and procedures, and such conflicts that fall outside of the parameters of this Code:

1.	Certain conflicts of interest already are subject to conflicts of interest provisions in the Investment Company Act of 1940, as amended (the “1940 Act”), and the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

2.	The Fund’s and each investment adviser’s compliance programs and procedures that are designed to prevent, or identify and correct, violations of these provisions.

C.	Types of Conflicts

1.	Contractual Relationships

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Fund, investment advisers, or service providers of which the Covered Officers may also be officers, employees, or affiliated. As a result, this Code recognizes that the Covered Officers may, subject to an investment adviser’s fiduciary duties to the Fund, in the normal course of their duties (whether formally for the Fund, for the investment adviser or for the service providers), be involved in establishing policies and implementing decisions that will have different effects on the Fund, the investment advisers and the service providers. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the investment advisers or service providers and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if performed in conformity with the provisions of the 1940 Act and the Advisers Act, such activities will be deemed to have been handled ethically.

2.	Other Investment Companies

In addition, it is recognized by the Fund’s Board that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

3.	Additional Conflicts

Other conflicts of interest may be covered by the Code, even if such conflicts of interest are not subject to provisions in the 1940 Act and the Advisers Act.

D.	Personal Interests

The major principle of this Code is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund or its shareholders. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that this list is not exhaustive.

Each Covered Officer must:

•	not use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund or its shareholders;

•	not cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the Fund or its shareholders;

•	not use material non-public knowledge of portfolio transactions made or contemplated for the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions;

•	report at least annually any existing affiliations or other relationships with the Fund, each investment adviser, the distributors, and the administrator(s), including any related conflict of interest; and

•	report promptly any new affiliations or other relationships with the Fund, each investment adviser, the distributors, and the administrator(s), including any related conflict of interest.

E.	Reporting of Conflicts

1.	Required Disclosures

If certain conflict of interest situations are engaged in by Covered Officers or by members of their family, these conflicts of interest must be promptly discussed with the Audit Committee. These conflicts of interest include:

•	service as a director on the board of any public or private company;

•	the receipt of any non-nominal gifts in excess of $250.00, in connection with the management, operations, sale or distribution of a series of the Fund;

•	the receipt of any entertainment from any company with which the Fund has current or prospective business dealings unless such entertainment is business- related, reasonable in cost, appropriate as to time and place, and not so frequent or extravagant as to raise any question of impropriety;

•	any ownership interest in, or any consulting or employment relationship with, any of the Fund’s investment advisers, distributors, administrator(s), other service providers, or any affiliated person thereof;

•	a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership; and

•	any other interest, relationship or matter that a Covered Person or the Board determines, in his or her reasonable judgement, warrants disclosure.

2.	Recommended Disclosures

There are potential conflict of interest situations, which may be engaged in by Covered Officers or by members of their family, that should be discussed with the Audit Committee. A Covered Person should use reasonable judgement to determine if a conflict, other than conflicts listed under section E(1), is material and warrants disclosure to the Audit Committee.

III.	Compliance and Disclosure

A.	Compliance

Each Covered Officer should:

1.	familiarize himself or herself with the disclosure requirements generally applicable to the Fund;

2.	not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund’s directors/trustees and auditors, governmental regulators and self-regulatory organizations and any other organization;

3.	to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Fund, investment advisers and other service providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Fund files with, or submits to, the SEC and in other public communications made by the Fund; and

4.	promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

B.	Disclosure

Unless otherwise required by law, this Code shall be disclosed as required by the SEC.

IV.	Accountability

Each Covered Officer must:

•	upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board on the certification attached hereto as Appendix A that he or she has received, read, and understands the Code;

•	annually thereafter affirm to the Board that he or she has complied with the requirements of the Code and reported any violations of the Code;

•	not retaliate against any officers or employees of the Fund, the Fund’s affiliated persons, or the Fund’s service providers for reports of potential violations that are made in good faith; and

•	notify the Chair of the Audit Committee promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.

V.	Reporting Procedures

1.	Responsibility**

•	The Fund’s Audit Committee is responsible for applying this Code to specific situations in which questions are presented under the Code and has the authority to interpret this Code in any particular situation.

•	The Fund’s Audit Committee shall have the resources and authority appropriate in order to effectively discharge its responsibilities, including the authority to retain and compensation special counsel and other experts or consultants the Audit Committee deems necessary or appropiate.

**	The Audit Committee may delegate its responsibilities and investigation procedures to the Chair of the Audit Committee.

2.	Investigation Procedures**

The Fund will follow these procedures in investigating and enforcing the Code:

•	The Audit Committee will take all appropriate action to investigate any potential violations of the Code, including notifying the Chair of the Board of such investigation;

•	If, after such investigation, the Audit Committee believes that no violation has occurred, the Audit Committee is not required to take any further action;

•	Any matter that the Audit Committee believes is a violation of this Code will be reported to the Board; and

•	If the Board concurs that a violation has occurred, it will take action which it considers appropriate. Such action may include a review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of each service provider or its governing body; or other actions up to and including the dismissal of the Covered Officer.

3.	Waivers

Any approvals or waivers, implicit or otherwise, sought by a Covered Person will be considered by the Audit Committee. The Audit Committee will review and recommend for approval by the Board, as appropriate, any waivers; and any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

A waiver is the approval of a material departure from a provision of this Code. An implicit waiver is the Fund’s failure to take action within a reasonable period of time regarding a material departure from a provision of this Code that has been made known to the Audit Committee of the Fund.

**	The Audit Committee may delegate its responsibilities and investigation procedures to the Chair of the Audit Committee.

VI.	Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Fund for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Fund, each investment adviser, distributor, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Fund’s and its investment advisers’ and distributors’ codes of ethics under Rule 17j-1 under the 1940 Act (see Exhibit B for a list of the investment advisers and distributors of the Fund) are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VII.	Amendments

Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of disinterested directors/trustees, as that term is defined by the 1940 Act.

VIII.	Confidentiality and Recordkeeping

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Audit Committee.

Subject to the confidentiality provisions above, the Fund will maintain and preserve for a period of not less than six (6) years from the date of submission or the date action is taken, the first two

(2) years in an easily accessible place, a copy of the Covered Officer’s annual certifications and any information or materials supplied to the Audit Committee that provided the basis for any amendment or waiver to this Code or relating to any violation of the Code and sanctions imposed for such violation, together with a written record of the approval or action taken by the Board.

IX.	Internal Use

The Code is intended solely for the internal use by the Fund and does not constitute an admission, by or on behalf of any Fund, as to any fact, circumstance, or legal conclusion.

Adopted: July 23, 2003

Revised: September 13, 2005

Revised: June 24, 2021

Revised: May 14, 2025

Exhibit A

Persons Covered by this Code of Ethics:

Steven Plump	President
James G. Shaw	Chief Operating Officer, Chief Financial Officer and Secretary
Craig A. Urciuoli	Director of Marketing & Business Development
Thomas M. Reynolds	Assistant Treasurer and Assistant Secretary

Exhibit B

List of Advisers (including sub-advisers, and trading advisers)

Abbey Capital Limited

Aspect Capital Limited

Crabel Capital Management, LLC

Episteme Capital Partners (UK), LLP

Graham Capital Management, LP

P/E Global, LLC

QMS Capital Management LP

R.G. Niederhoffer Capital Management, Inc.

Revolution Capital Management, LLC, R.G.

Systematica Investments Limited

Tudor Investment Corporation

Welton Investment Partners LLC

Winton Capital Management Limited

Altair Advisers LLC

Aperio Group, LLC

Boston Partners Global Investors, Inc.

Driehaus Capital Management, LLC

Mawer Investment Management Ltd.

Pacific Ridge Capital Partners, LLC

Pier Capital, LLC

River Road Asset Management, LLC

Advent Capital Management, LLC

Boston Partners Global Investors, Inc.

Campbell & Company Investment Adviser LLC

Clearbrook, LLC

Mitsubishi UFJ Financial Group, Inc.

Exchange Traded Concepts, LLC

First Eagle Investment Management, LLC

F/m Investments LLC

Emerald Mutual Fund Advisers Trust

Hill Investment Group Partners, LLC d/b/a Longview Research Partners

Matson Money, Inc.

Motley Fool Asset Management, LLC

Optima Asset Management LLC

Anthony Capital Management, LLC

Penn Capital Management Company, LLC

P/E Global LLC

Summit Global Investments, LLC

SG Trading Solutions

Torray Investment Partners LLC

Twin Oak ETF Company

Exchange Traded Concepts, LLC

Tweedy, Browne Company LLC

Exchange Traded Concepts, LLC

List of Distributors

Foreside Fund Services, LLC

Quasar Distributors, LLC

Vigilant Distributors, LLC

Appendix A

The RBB Fund, Inc. and The RBB Fund Trust

(the “Fund”)

Certification and Acknowledgment of Receipt of Code of Ethics

for Principal Officers and Senior Financial Officers

I acknowledge and certify that I have received a copy of the Code of Ethics for Principal Officers and Senior Financial Officers of the Fund (the “Code”). I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code and to abide by those policies and procedures.

I acknowledge my commitment to comply with the Code.

Applicable next year:

I acknowledge that I complied with the Code for the fiscal year ended.

I acknowledge that I reported all violations of this Code of Ethics for the fiscal year ended of which I am aware.

(Please submit on a separate piece of paper, exceptions to these acknowledgements.)

Officer Name (Please Print)	Officer Signature

Date